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                                                                 EXHIBIT 4(C)(2)
                                                                         REVISED
                                                                  EXECUTION COPY


                      SECOND AMENDMENT TO CREDIT AGREEMENT



         This SECOND AMENDMENT TO CREDIT AGREEMENT ("Second Amendment") is made as of this 12th day of December, 1997 by and among Credit Acceptance Corporation, a Michigan corporation ("Company"), the Permitted Borrowers signatory hereto (each, a "Permitted Borrower" and collectively, the "Permitted Borrowers"), Comerica Bank and the other banks signatory hereto (individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as agent for the Banks (in such capacity, "Agent").


                                    RECITALS

         A. Company, Permitted Borrowers, Agent and the Banks entered into that certain Second Amended and Restated Credit Agreement dated as of December 4, 1996, as amended by First Amendment and Consent dated as of June 4, 1997 (the "Credit Agreement") under which the Banks renewed and extended (or committed to extend) credit to the Company and the Permitted Borrowers, as set forth therein.

         B. The Company and the Permitted Borrowers have requested that Agent and the Banks agree to make certain amendments to the Credit Agreement, and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this Second Amendment.

         NOW, THEREFORE, Company, Permitted Borrowers, Agent and the Banks agree:

               1. Section 1 of the Credit Agreement is hereby amended, as follows:

               (a) (i) The first sentence of the definition of "Advances to Dealers" is amended (in the second, third and fourth lines thereof) to replace the phrase "as such amount would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP at such time, provided that" with the phrase "as such amount would appear in the footnotes to the financial statements of the Company and its Subsidiaries prepared in accordance with GAAP (and if such amount is not shown net of such reserves, then net of any reserves established by the Company as an allowance for credit losses related to such advances not expected to be recovered), provided that Advances to Dealers shall not include Excess New Dealer Advances and provided further that", and
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         (ii) the second sentence of the definition of "Advances to Dealers" is amended to add at the end of such sentence the following:
         "and (iv) "Excess New Dealer Advances' means, at any time, the aggregate amount of advances to New Dealers to the extent such amount exceeds 10% of Gross Advances to Dealers; and (v) "New Dealer' means, at any time, a Dealer who participates in the Company"s program of financing and collecting installment contract receivables, whose oldest pool of Installment Contracts held by the Company is dated as of a date which is not more than six months prior to such time and who has an advance balance in excess of Ten Thousand Dollars ($10,000) at such time".

         (b) The definition of "Consolidated Income Available for Fixed Charges" is amended to add at the end of such definition (following the word "GAAP") the words:

         ", plus (c) for the next succeeding four fiscal quarters of the Company (commencing with the fiscal quarter ending September 30, 1997), the non-cash charge in the amount of $30,000,000 taken by the Company in its financial statements for its fiscal quarter ending September 30, 1997 relating to the application of Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan'."

         (c) A new definition of "Gross Current Installment Contracts Receivable" is added to the Credit Agreement (to be inserted in alphabetical order), as follows:

               "'Gross Current Installment Contract Receivables' shall mean, as of any applicable date of determination, the aggregate amount of Gross Installment Contract Receivables, less the amount of such receivables which can be classified as being on "non-accrual" under the "90 days measured on a recency basis" method."

         (d) A new definition of "Gross Advances to Dealers" is added to the Credit Agreement (to be inserted in alphabetical order), as follows:

               "'Gross Advances to Dealers' shall mean, as of any applicable date of determination, the dollar amount of Advances to Dealers (without giving effect to the first proviso to the definition of such term), plus any reserves established by the Company as an allowance for credit losses related to such advances not expected to be recovered, plus Charged-off Advances to the extent Charged-off Advances exceed the amount of such reserves."

         (e) The definition of "Rating Level 5" is amended and restated in its entirety, as follows:

               "'Rating Level 5" shall mean (a) so long as no Debt Rating from S&P or Moody's is obtained by the Company, then a Debt Rating of BB+ from Fitch, and (b) in the event that a Debt Rating is obtained from S&P and/or Moody's, then (i) if both ratings are obtained, the lower of, and (ii) if only one rating is obtained, then either a Debt Rating of BB (or higher) from S&P or Ba2 (or higher) from Moody's."



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         (f)   The definition of "Rating Level 6" is added to the Credit
Agreement (immediately following the definition of "Rating Level 5"), as follows:
                'Rating Level 6' shall mean the Rating Level (if any) which exists whenever the Company does not qualify for Rating Level 1, 2, 3, 4 or 5."

         2.    Section 7 of the Credit Agreement is amended, as follows:

               (a) Section 7.4 is amended and restated in its entirety as follows:

                    "7.4 Maintain Total Debt Level.On a Consolidated basis,
               maintain as of the end of each fiscal quarter, Consolidated Total Debt at a level equal to or less than:

                    (a) Two Hundred Seventy-Five Percent (275%) of Company"s Consolidated Tangible Net Worth;

                    (b)  Ninety Percent (90%) of Advances to Dealers; and

                    (c) Sixty Percent (60%) of Gross Current Installment Contract Receivables.

               (b) Section 7.8 is amended and restated in its entirety, as follows:

                    "7.8 Maintain Gross Dealer Advances to Net Installment
               Contract Receivables Level. On a Consolidated Basis, maintain as of the end of each fiscal quarter Gross Advances to Dealers at a level not to exceed Sixty-Five Percent (65%) of Net Installment Contract Receivables."

               (c) Section 7.9 is amended and restated in its entirety, as follows:

                    "7.9 Maintain Fixed Charge Coverage Ratio. On a Consolidated
               basis, maintain as of the end of each fiscal quarter a Fixed Charge Coverage Ratio of not less than:

                    (a)  from the date hereof to December 30, 1997, 2.5 to 1.0;

                    (b)  from December 31, 1997 to March 30, 1998, 1.9 to 1.0;

                    (c)  from March 31, 1998 to June 29, 1998, 1.7 to 1.0;

                    (d)  from June 30, 1998 to September 29, 1998, 1.6 to 1.0;
                         and

                    (e)  from and after September 30, 1998, 2.0 to 1.0."


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         3.    Section 8 of the Credit Agreement is hereby amended to add new
               Section 8.15, as follows:

               "8.15 'Limitation on Dividends'.Declare, make or otherwise set apart, directly or indirectly, any funds or other property for, or incur any liability to make any dividend or other distribution, direct or indirect and whether payable in cash or property, on account of any capital stock or other equity interest of the Company or any of its Subsidiaries, except to the extent that any such dividend or distribution (i) is payable to the Company or any of its Subsidiaries or (ii) is payable solely in capital stock or other equity interests of the Company or any such Subsidiary, unless, at the time of such action (and giving effect thereto) such dividend or distribution is permitted under
               Section 2.5 of each of the amendments to the note agreements which constitute Senior Debt Documents executed concurrently with the execution of the Second Amendment to this Agreement (the "December 1997 Note Agreement Amendments"), as such note agreements are presently in effect (after giving effect to the December 1997 Note Agreement Amendments) without giving effect to any subsequent amendments, modifications or waivers thereof, except to the extent expressly provided in Section 2.6 of the December 1997 Note Agreement Amendments."

         4. The consent of the Majority Banks (the "Consent") under paragraph 3 of the First Amendment to Credit Agreement and Consent dated as of June 4, 1997 to Stock Repurchases (as such term is defined therein) is hereby modified such that, notwithstanding the terms of such Consent, Stock Repurchases shall not be permitted unless, at the time of any such Stock Repurchase, Company is permitted to make such repurchases under Section 2.5 of each of the amendments to the note agreements which constitute Senior Debt Documents executed concurrently with the execution of this Second Amendment (the "December 1997 Note Agreement Amendments"), as such note agreements are presently in effect (after giving effect to the December 1997 Note Agreement Amendments) without giving effect to any amendments, modifications or waivers thereof, except to the extent expressly provided in Section 2.6 of the December 1997 Note Agreement Amendments.

         5. This Second Amendment shall become effective (according to the terms hereof) upon satisfaction by the Company and the Permitted Borrowers, on or before December 15, 1997, of the following conditions:

               (a) Agent shall have received counterpart originals of this Second Amendment, in each case duly executed and delivered by Company, the Permitted Borrowers and the requisite Banks, in form satisfactory to Agent and the Banks;

               (b) Agent shall have received, with a copy for each of the Banks, amendments to the Senior Debt Documents executed and delivered by the Company and the requisite holders of the Senior Debt reflecting amendments to the applicable Senior Debt Documents identical in substance (or more favorable to the Company) to the amendments set forth in paragraphs 1 and 2 of this Second Amendment;

               (c) Agent shall have received from the Company and each of the Permitted Borrowers a certification (i) that all necessary actions have been taken by such parties to



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         authorize execution and delivery of this Second Amendment, supported by such resolutions or other evidence of corporate authority or action as reasonably required by Agent and the Majority Banks; and (ii) that, after giving effect to this Second Amendment, no Default or Event of Default has occurred and is continuing on the proposed effective date of the Second Amendment; and

               (d) Company shall have paid (through Agent) to those Banks which have approved (in writing) the execution and delivery of this Second Amendment on or before the close of business on December 3, 1997 an amendment fee in the amount of five basis points on the aggregate commitment of each such Bank under the Line of Credit and the Revolving Credit as of the date of the Second Amendment.

provided, however, that subject to the foregoing, the Amendment set forth in paragraph 1(a) of this Second Amendment shall be given retroactive effect to September 30, 1997.

If the foregoing conditions have not been satisfied or waived on or before December 15, 1997, this Second Amendment shall lapse and be of no further force and effect.

         6. New Exhibit F (Request for Swing Line Advance) attached hereto as Attachment 1 shall replace existing Exhibit F in its entirety and new Schedule
4.1 (Pricing Matrix) attached hereto as Attachment 2 shall replace existing
Schedule 4.1 in its entirety. New Schedule 6.15 (Litigation) attached hereto as Attachment 3 shall replace existing Schedule 6.15 in its entirety.

         7. Each of the Company and the Permitted Borrowers ratifies and confirms, as of the date hereof and after giving effect to the amendments contained herein, each of the representations and warranties set forth in Sections 6.1 through 6.22, inclusive, of the Credit Agreement and acknowledges that such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Credit Agreement.

         8. Except as specifically set forth above, this Second Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

         9. Unless otherwise defined to the contrary herein, all capitalized terms used in this Second Amendment shall have the meaning set forth in the Credit Agreement.

         10. This Second Amendment may be executed in counterpart in accordance with Section 13.10 of the Credit Agreement.

                     [SIGNATURES FOLLOW ON SUCCEEDING PAGES]



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         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                              CREDIT ACCEPTANCE CORPORATION
  as Agent


By: /S/ Jatinder P. Kalia                   By: /S/ Richard E.Beckman
   --------------------------------            ---------------------------------
Its:  Corporate Finance Officer             Its: President
    -------------------------------             --------------------------------
One Detroit Center
500 Woodward Avenue
Detroit, Michigan 48226
Attention: Michael P. Stapleton

                                             CREDIT ACCEPTANCE CORPORATION
                                             UK LIMITED


                                             By: /S/ Richard E. Beckman
                                                --------------------------------
                                             Its: Secretary
                                                 -------------------------------


                                             CAC OF CANCAND LIMITED


                                             By: /S/ Richard E. Beckman
                                                --------------------------------
                                             Its: Secretary
                                                 -------------------------------


                                             CREDIT ACCEPTANCE CORPORATION
                                             IRELAND LIMITED


                                             By: /S/ Richard E. Beckman
                                                --------------------------------
                                             Its: Secretary
                                                 -------------------------------



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BANKS:                                      COMERICA BANK


                                            By:  /S/ Michael P. Stapleton
                                               --------------------------------

                                            Its: Vice President
                                                --------------------------------



LASALLE NATIONAL BANK                       THE BANK OF NEW YORK

By: /S/ Terry Keating                       By:   /S/  William Barnum
   ---------------------------------           ---------------------------------

Its:  1st Vice President                    Its:   Vice President
    --------------------------------            --------------------------------


THE FIRST NATIONAL BANK OF                  THE FIFTH THIRD BANK OF NORTHWESTERN
CHICAGO                                     OHIO, N.A.



By:  /S/ Craig Goldsmith                    By:   /S/  Brent J. Lochbihler
   ---------------------------------           ---------------------------------
Its:  Assistant Vice President
    --------------------------------        Its:  Vice President
                                                --------------------------------


THE SUMITOMO BANK, LIMITED,
  CHICAGO BRANCH                            U.S. BANK NATIONAL ASSOCIATION, AS
                                            SUCCESSOR BY MERGER to United States
                                            National Bank of Oregon

By:  /S/ H.W. Redding
   ---------------------------------
Its:  Vice President and Manager
    --------------------------------        By:   /S/ David Larson
                                               ---------------------------------

and                                         Its:  Vice President
                                                --------------------------------

By:  /S/ Thomas A. Garza
    --------------------------------       THE BANK OF TOKYO-MITSUBISHI, LTD.
Its:  Vice President                       (CHICAGO BRANCH)
    --------------------------------

HARRIS TRUST AND SAVINGS BANK

                                           By:
                                              ----------------------------------

                                           Its:
                                               ---------------------------------
By: /S/ Robert G. Bomben
   ---------------------------------


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


Its:   Vice President
    --------------------------------       THE LONG-TERM CREDIT BANK OF JAPAN,
                                           LTD. (CHICAGO BRANCH)


                                           By:  /S/ Mark Thompson
                                              ----------------------------------

                                           Its:  Senior Vice President
                                               ---------------------------------

CREDIT LYONNAIS                            FIRSTAR BANK MILWAUKEE, N.A.
  NEW YORK BRANCH


By:  /S/ Sebastian Rocco                   By: /S/  Thomas Richtman
   ---------------------------------          ----------------------------------

Its:  First Vice President                 Its:   Vice President
    --------------------------------           ---------------------------------

                                           NATIONSBANK, N.A.

FIRST UNION NATIONAL BANK OF
NORTH CAROLINA

                                           By:  /S/ Elizabeth Kurilecz
                                              ----------------------------------

                                           Its:  Senior Vice President
                                               ---------------------------------

By:
    --------------------------------
Its:
    --------------------------------


THE BANK OF NOVA SCOTIA                    CIBC INC.


By:  /S/ F.C.H. Ashby                      By:  /S/  Gerald Girardi
   ---------------------------------          ----------------------------------

Its: Senior Manager Loan Operations        Its:  Executive Director
    --------------------------------           ---------------------------------


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